Exhibit 99.1

PRESS RELEASE

X-RITE TO ACQUIRE AMAZYS HOLDING AG

Agreement Will Create a Global Leader in the Color Industry

Combination Expected to Lead to Enhanced Quality, Increased Scale, Greater Innovation and

Improved Operational Efficiency

Grandville, Mich. / Regensdorf, Switzerland, January 31, 2006 – X-Rite, Incorporated (Nasdaq: XRIT) and Amazys Holding AG (SWX: AMSN), two leading providers of color measurement solutions comprised of hardware, software and services for the verification and communication of color data, today jointly announced they have entered into a definitive agreement under which X-Rite will offer to purchase all of the outstanding registered shares of Amazys Holding AG for a purchase price of approximately US$280 million or CHF 77 per share plus 2.11 shares of X-Rite, Incorporated stock per share. Amazys develops, markets and supports hardware, software and services to measure and communicate color under the GretagMacbeth brand.

Anticipated Strategic, Operational and Financial Benefits of the Acquisition Include:

Building one of the strongest talent pools in the industry

Creating a global market leader in the color industry

Leveraging the strength of X-Rite’s manufacturing and the technology of Amazys Holding AG

Generating significant synergy potential

Accelerating technology innovation

Extending market opportunity and geographic reach

The combined company expects to achieve approximately US$25 million of annual operating expense savings in connection with the transaction in year three, with combined gross margins of approximately 63 percent. During the first year, the company has plans to incur restructuring costs of approximately US$20 million. The transaction is expected to be accretive to X-Rite’s EPS during year two of the combined operations.

“X-Rite is excited about the opportunity to achieve greater scale, reduce operational costs, and leverage combined R&D efforts. With the combined company, we will be in a position to deliver more innovative and high quality solutions,” said Michael C. Ferrara, X-Rite CEO. “We believe this is a strategic combination that will provide value for our shareholders, customers, employees and partners.”

“We believe this combination offers an exciting opportunity for our two companies to come together in a transaction that maximizes value for our stakeholders,” said Mario Fontana, Amazys Holding AG Chairman.

“Together, we plan to leverage our combined technical resources to deliver the best possible solutions to help drive our client’s businesses,” stated Amazys Holding AG CEO Thomas J. Vacchiano, Jr.

Organization of the Combined Entity:

A strong team of X-Rite and Amazys executives will lead the new organization. Following the deal, Michael C. Ferrara will remain CEO, Thomas J. Vacchiano Jr. (Present Amazys CEO) will be named President and COO, Mary E. Chowning will remain CFO, and Dr. Francis Lamy will be appointed CTO.

Following the completion of the transaction, the Board of Directors will be comprised of nine members, including six current directors of X-Rite and three current directors of Amazys Holding AG.

In the immediate future, X-Rite and Amazys Holding AG will continue to operate as separate companies. Throughout the integration process, brand strategy for both companies and their respective product lines will be reviewed in a thoughtful, deliberate manner to add the most value for stakeholders. Following the transaction’s completion, global headquarters will be located in Grandville, Michigan with the European Headquarters in Regensdorf, Switzerland.

Offer Price:

CHF 77 in cash net of possible diluting effects that may take place before the settlement of the offer plus 2.11 shares of X-Rite for each share of Amazys Holding AG.

Offer Period:

The Pre-announcement of the offer has been published today in the electronic media and is also available at X-Rite’s and Amazys’ websites. It is anticipated that the publication of the tender offer prospectus will be on or about March 3, 2006. The initial tender offer period will be 20 business days, expected to run from March 3, 2006 to March 30, 2006, 16.00 hours CET. X-Rite reserves the right to extend the tender offer period once or several times. If and once the offer is declared unconditional, the tender period will be extended by an additional 10 business days.

Conditions and Approvals:

The tender offer is conditioned on 70 percent of Amazys Holding AG’s fully diluted shares being tendered as well as other conditions in accordance with Swiss takeover regulation.

The proposed transaction is subject to approval by the X-Rite shareholders.

Control:

Assuming full take-up of the offer, X-Rite and Amazys Holding AG’s current shareholders would own approximately 74 percent and 26 percent, respectively, of the combined entity.

Financing:

The cash portion of the transaction will be financed through a combination of cash on hand and new borrowings. Goldman Sachs has provided a commitment to a total debt package of up to US$220 million to fund the transaction.

Closing:

The transaction is expected to close in the late Spring of 2006, subject to obtaining shareholder approvals and customary regulatory approvals.

Prior to the closing, X-Rite and Amazys Holding AG will operate as separate businesses.

Advisors:

X-Rite was advised exclusively by Headwaters MB for investment banking and financial advisory services, including securing debt financing which has been committed by Goldman Sachs. X-Rite’s other advisors include McDermott, Will & Emery and Wenger Plattner for legal advice and Lombard Odier Darier Hentsch & Cie as tender agent. Amazys Holding AG was advised by Credit Suisse for investment banking and financial advice, and by Lenz & Staehelin for legal advice.

Investment Community Conference Call:

The management teams of X-Rite and Amazys Holding AG will hold a joint audio web cast conference call to discuss the transaction today at 10:00 a.m. Eastern Time (16.00 hours CET). The conference call can be accessed live via telephone as follows:

North America: 1-800-481-7713

International: 719-457-2730

Confirmation code: 4643720

A live audio web cast of the call, as well as other facts and information related to the transaction, will be available and archived at www.xrite.com

A replay of the call will be available beginning at 5:30 pm Eastern Time today through February 7, 2006 at 11:59 p.m. Pacific Time, and can be accessed online at www.xrite.com or by telephone as follows:

North America: 1-888-203-1112

International: 719-457-0820

Replay pass code: 4643720

Newswires Conference Call:

Today, Tuesday January 31, 2006, 08.00 hours CET (2:00 a.m. ET)

Switzerland: +41 91 610 56 00

UK: +44 207 107 0611

North America: 1-866-291-4166

Zurich Media Conference:

Today, Tuesday January 31, 2006, 11:00 hours CET (5:00 a.m. ET)

Convention Point, SWX Swiss Exchange, Selnaustrasse, Zurich, Switzerland

For Further Investor Information:

Mary E. Chowning	Rolf Jeger
X-Rite	Amazys Holding AG
(616) 257-2130	+41 44 842 2218
investor@xrite.com	jeger@gretagmacbeth.com

For Media Inquiries:

Jonathan Mairs (for X-Rite)	Liz Quinlisk
Ogilvy Public Relations Worldwide, New York	Amazys Holding AG
212-880-5353	845-565-7660
publicrelations@xrite.com	quinlisk@gretagmacbeth.com

Thomas Hermann (for X-Rite)

Ogilvy Public Relations Worldwide, Zurich

+41 79 409 59 08

About X-Rite:

X-Rite is a leading provider of color measurement solutions comprised of hardware, software and services for the verification and communication of color data. The Company serves a broad range of industries, including graphic arts, digital imaging, industrial and retail color matching, and medical. X-Rite is global, with 18 offices throughout Europe, Asia, and the Americas, serving customers in 100 countries. Visit www.xrite.com for more information.

About Amazys Holding AG

Amazys Holding AG with its GretagMacbeth subsidiaries, headquartered in Regensdorf, Switzerland, is a worldwide technological leader of color management solutions for graphic arts, photography, digital imaging, paints, plastics, apparel, textiles and automotive, among other industries. The ISO-9001 certified company maintains offices in the Americas, Europe and Asia. The company trains and supports customers worldwide.

IMPORTANT ADDITIONAL INFORMATION

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Amazys and is not a substitute for the prospectus and proxy statement and other documents that X-Rite will file with the SEC. At the time the expected exchange offer is commenced, X-Rite will file exchange offer materials and other documents with the U.S. Securities and Exchange Commission (“SEC”), including a prospectus in an S-4 Registration Statement, and will also file exchange offer materials with the Swiss Takeover Board. The exchange offer materials will contain important information, which should be read carefully before any decision is made with respect to the exchange offer. The exchange offer materials and certain other offer documents will be made available to all stockholders of Amazys at no expense to them. The exchange offer materials will also be available for free at the SEC’s website at www.sec.gov. Amazys stockholders are urged to read the relevant exchange offer documents when they become available, as well as any amendments or supplements to those documents, because they will contain important information that stockholders should consider before making any decision regarding tendering their shares.

In addition, the issuance of X-Rite common stock in connection with the proposed transaction will be submitted to X-Rite shareholders for their consideration, and X-Rite will file with the SEC a proxy statement to be used by X-Rite to solicit its shareholders’ approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. The definitive proxy statement will be sent to the shareholders of X-Rite seeking their approval of the proposed transaction. The proxy statement will also be available for free at the SEC’s Internet site (http://www.sec.gov). Shareholders of X-Rite are urged to read the proxy statement regarding the proposed transaction and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information.

X-Rite and its directors, officers and other members of its management and employees also may be soliciting proxies from X-Rite’s stockholders in connection with the vote of X-Rite shareholders reference above. Information regarding those participants will be included in Part III of the Company’s Annual Report on Form 10-K for the 2005 fiscal year of the company. Copies of this filing will be available at the SEC’s website. Additional information regarding the interests of those participants may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

Copies of the proxy statement, the registration and the SEC filings of X-Rite that will be incorporated by reference in the proxy statement and the registration statement can also be obtained when available, without charge, by directing a request to: Barbara Linderman at blinderman@xrite.com

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the information contained in this release.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, the risk that X-Rite’s and Amazys’s businesses will not be integrated successfully; the challenges of integration and restructuring associated with the transaction or other acquisitions, and the challenges of achieving anticipated synergies; costs related to the transaction; the failure of the X-Rite shareholders to approve the issuance of common stock in connection with the transaction; the possibility that the market for the sale of certain products and services may not develop as expected; X-Rite’s ability to manage its international operations; the risk that the process of reconciling Amazys financial information to U.S. GAAP could result in changes to Amazys’s financial statements that adversely impact the X-Rite’s pro forma estimates regarding the transaction; the existence or enactment of adverse U.S. and foreign government regulation; the risk that the development of products and services may not proceed as planned; adverse general domestic and international economic conditions including interest rate and currency exchange rate fluctuations; the difficulty of efficiently managing the company’s cost structure for capital expenditures, materials and overhead, as well as operating expenses such as wages and benefits due to the vertical integration of the company’s manufacturing processes; the possibility that the transaction or other contemplated acquisitions may not close; the impact of competitive products or technologies and competitive pricing pressures; potential business disruptions; the economic downturn in the U.S. economy; and other risks that are described from time to time in X-Rite’s Securities and Exchange Commission reports. Readers of this release are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this release. We undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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